Exhibit 99.1

Former President and CEO of Kennecott Corporation and Rio Tinto Executive, Bobby Cooper joins Standard Metals Processing, Inc. as Director.

Company Appoints Bobby Cooper Board Member

NEW YORK, August 20, 2015 /PRNewswire/ -- Standard Metals Processing, Inc., "SMPR," (OTCQB: SMPR), announced today that it has appointed Mr. Bobby Cooper as Chief Executive Officer and member of its board of directors.

“In the continuing effort to build our team with highly accomplished mining professionals, I am pleased that Bobby has accepted the opportunity to join our Board of Directors. Bobby’s vast experience serving on the Boards of both, public and entrepreneurial companies will greatly enhance Standard’s value in the marketplace as we position the company as a specialized mining house servicing the needs of junior and mid-sized mining companies.” said Sharon Ullman, Chairwoman of SMPR.

 According to Bobby Cooper, CEO, “With my recent appointment as Chief Executive Officer, I was very pleased to have the opportunity to lead the experienced management team at Standard in its efforts to enhance its processing strategy by including royalty and metals streaming-based financing. I am happy to now have the opportunity to join the Board of SMPR to help guide the new direction of the Company as we implement our strategy of providing junior and mid-sized mining firms with a 360 degree service platform solution.”

 “With the current state of commodity markets, we believe there exists a tremendous opportunity to capture a market segment that has limited access to desperately needed financing, processing and management expertise. Standard will serve as a go-to source for small to mid-sized mining firms and build a captive customer base with long term royalty, metals streams and material feedstock contracts.” continued Cooper.

Royalty and streaming arrangements are relatively new structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada and several others. These structures enable mine owners to obtain alternative financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract. In addition to the opportunity to generate profit from each of these contracts, they also offer the added benefit of representing an opportunity for SMPR to secure feed stock for its core processing business.

Mr. Cooper is a seasoned mining industry executive with more than 40 years of diversified multi-site, multi-product mining industry experience. From 1993 to 1997, Mr. Cooper served as President of Kennecott Corporation, a wholly-owned subsidiary of Rio Tinto Group, a leading mining company.  During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah. He has served as Director of Freeport Mcmoran, one of the world’s largest producers of copper and gold. Mr. Cooper has also served as Chairman and Director of US Silver, a silver producer located in Wallace, Idaho. In addition, he served as Chairman and Director of High Plains Uranium, a uranium exploration and production company, as director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company (“SPAC”) listed on the London AIM, as director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia, and as director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Andes of Peru.

He obtained a Bachelor of Arts degree in Business Administration from Arizona State University in 1972 and subsequently carried out graduate work in Industrial Technology and Mineral Economics.

About Standard Metals, Inc.

The Company intends to refocus its efforts into the acquisition and creation of royalty and streaming contracts with junior and mid-size mining companies in order to provide financing to develop or improve their mineral properties.

Royalty and streaming arrangements are structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada, Silver Wheaton, and others. These structures enable mine owners to obtain alternative, less dilutive financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract.  The Company believes the current dislocation in mining capital markets presents an ideal time to raise capital and provide an alternate form of financing for junior and mid level companies.

Additionally, Standard intends to continue to seek opportunities to construct toll-milling facilities, both domestically and abroad in selective areas. The Company believes that it can organically grow the Company faster by providing needed processing facilities in order to spur the development of mines. In conjunction with providing toll milling solutions, our strategy would be to create royalties and stream contracts with the companies operating the mines who utilize the toll milling arrangement, thus generating two separate and discrete revenue streams from a single mining property.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Standard Metals Processing, Inc.

RELATED LINKS
http://www.standardgoldmilling.com